Exhibit 99.1


            Harleysville Group Reports Second Quarter 2004 Results

    HARLEYSVILLE, Pa., July 29 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted net income of $0.32 per share in the second quarter of 2004, compared to $0.33 per share in the second quarter of 2003. For the six months ended June 30, 2004 and 2003, diluted net income per share was $0.87 and $0.23, respectively. There were no realized investment gains or losses in the second quarter of either year. For the six months, the company reported $0.27 per share in realized gains in 2004, compared to a realized loss of $0.01 per share in 2003. There was no significant net reserve development in the first six months of 2004. In 2003, the company's six-month earnings were reduced by $0.43 per share after tax due to a first quarter workers compensation reserve adjustment.
    The company reported diluted operating income of $0.32 per share for the second quarter of 2004, compared to $0.33 per share in the second quarter of 2003. For the six-month periods, diluted operating income per share was $0.60 in 2004 and $0.24 in 2003. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.
    "We've made progress and again improved our results this quarter over the prior quarter, and we're confident we're on a course that will lead us to sustainable long-term growth and profitability," commented Michael L. Browne, Harleysville Group's chief executive officer. "We continue to focus on improving our four cornerstone areas-underwriting, claims handling, service to agents and policyholders, and productivity-as we strive to return our company to its past high levels of financial performance."
    Harleysville Group's overall statutory combined ratio* was 105.4 percent in the second quarter of 2004, compared to 105.2 percent in the second quarter of 2003. For the six months, the statutory combined ratio was 106.3 percent in 2004, versus 110.2 percent in 2003. In 2003, the workers compensation reserve adjustment added 4.9 points to the six-month combined ratio.
    Second quarter net written premiums were $223.1 million in 2004, compared to $222.6 million in 2003. Net written premiums through six months were $429.1 million in 2004 and $437.8 million in 2003.
    Second quarter pretax investment income declined 1 percent to $21.4 million, while six-month pretax investment income was unchanged at $43.1 million. After-tax investment income was unchanged in the second quarter at $16.6 million, but rose 1 percent to $33.4 million during the six-month period. Operating cash flow for the six months was $23.9 million.
    Commercial lines -- Net written premiums in commercial lines increased
4 percent in the second quarter of 2004 to $180.0 million. For the six months, net written premiums were up 1 percent to $348.2 million. The commercial lines statutory combined ratio was 106.7 percent in the second quarter of 2004, versus 101.7 percent in the second quarter of 2003. For the six months, the statutory combined ratio was 105.7 percent in 2004, compared to 107.8 percent in 2003. In 2003, the workers compensation reserve adjustment added 6.6 points to the six-month commercial lines statutory combined ratio.
    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 100.6 percent in the second quarter of 2004, versus 115.8 percent during the second quarter of 2003. For the six months, the statutory combined ratio was 108.4 percent in 2004, compared to 117.5 percent in 2003. In 2003, weather-related losses and abnormally high large loss activity in the homeowners line also contributed to the higher statutory combined ratio. Net written premiums decreased 13 percent to $43.1 million in the second quarter of 2004, and were down 14 percent to $80.9 million through six months.
    Outlook -- "Harleysville Group has a good capital base and a strong balance sheet, a great franchise, employees who are focused on making us succeed, and strong relationships with a solid and loyal network of independent agents," said Browne. "Looking forward, we have turned our attention to fine-tuning our commercial and personal lines business strategies to deliver the consistent growth and profitability that we seek."
    Webcast -- The company will host a live Webcast today, Thursday, July 29, 2004, at 9:00 a.m. (ET) to discuss its second quarter results. The Webcast will be available from the Investors section of the company's Web site (http://www.harleysvillegroup.com) until July 29, 2005.
    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance.
    Corporate profile -- Harleysville Insurance is a premier provider of insurance products and services for small businesses and individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 57 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.


                                      Harleysville Group Inc. and Subsidiaries
                                      Quarter ended          Six months ended
                                          June 30                 June 30
    FINANCIAL HIGHLIGHTS             2004        2003        2004        2003
    (in thousands, except per
     share data)
    OPERATING RESULTS
    Diluted earnings per
     common share:
            Operating income *      $0.32       $0.33       $0.60       $0.24
            Realized gains
             (losses), net of tax                            0.27       (0.01)
            Net income              $0.32       $0.33       $0.87       $0.23
    Cash dividends per common
     share                          $0.17      $0.165       $0.34       $0.33

    FINANCIAL CONDITION                  June 30, 2004       December 31, 2003
    Assets                                 $2,627,105              $2,680,389
    Shareholders' equity                     $569,553                $572,747
             Per common share                  $19.00                  $19.16




    CONSOLIDATED STATEMENTS OF INCOME
                                      Quarter ended         Six months ended
                                         June 30                 June 30
    (in thousands, except per
     share data)                     2004        2003        2004        2003
    REVENUES:
    Premiums earned              $207,652    $203,755    $414,600    $402,584
    Investment income, net of
     investment expense            21,437      21,649      43,079      43,096
    Realized investment gains
     (losses)                          59          67      12,547        (366)
    Other income                    3,671       4,073       8,235       8,593
             Total revenues       232,819     229,544     478,461     453,907
    LOSSES AND EXPENSES:
    Losses and loss settlement
     expenses                     148,711     147,426     299,821     311,185
    Amortization of deferred
     policy acquisition costs      50,698      49,898     101,386      98,215
    Other underwriting
     expenses                      19,726      18,121      39,364      36,678
    Interest expense                1,566       1,393       3,143       2,787
    Other expenses                  1,266       1,176       2,685       2,387
            Total expenses        221,967     218,014     446,399     451,252
    Income before income taxes     10,852      11,530      32,062       2,655
             Income taxes
              (benefit)             1,124       1,462       5,841      (4,173)
    Net income                     $9,728     $10,068     $26,221      $6,828
    Weighted average number of
     shares outstanding:
             Basic             29,959,781  30,076,989  29,960,271  30,032,397
             Diluted           30,027,955  30,348,033  30,045,317  30,306,311
    Per common share:
             Basic earnings         $0.32       $0.33       $0.88       $0.23
             Diluted earnings       $0.32       $0.33       $0.87       $0.23

    RECONCILIATION TO
     OPERATING INCOME :
    Net income                     $9,728     $10,068     $26,221      $6,828
    Less realized investment
     gains (losses), net of
     taxes                             38          44       8,155        (238)
    Operating income               $9,690     $10,024     $18,066      $7,066

     These financial figures are unaudited.
     * Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.


                                      Harleysville Group Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (in thousands, except share data)        June 30, 2004*  December 31, 2003
    ASSETS
    Investments:
      Fixed maturities:
         Held to maturity, at amortized cost
          (fair value $510,782                    $496,844           $439,613
          and $467,485)
         Available for sale, at fair value
          (amortized cost $1,134,152             1,165,219          1,246,019
           and $1,183,158)
       Equity securities, at fair value
        (cost $109,196 and $97,189)                146,418            137,590
       Short-term investments, at cost,
        which approximates fair value               47,980             31,411
                 Total investments               1,856,461          1,854,633
    Cash                                             1,050             13,430
    Premiums in course of collection               151,012            140,674
    Reinsurance receivable                         174,880            164,841
    Accrued investment income                       23,042             23,086
    Deferred policy acquisition costs              103,924             99,033
    Prepaid reinsurance premiums                    29,007             30,899
    Property and equipment, net                     22,497             23,824
    Deferred income taxes                           55,292             43,020
    Securities lending collateral                  145,505            221,454
    Other assets                                    64,435             65,495
                 Total assets                   $2,627,105         $2,680,389
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Liabilities:
            Unpaid losses and loss
             settlement expenses                $1,253,283         $1,219,977
            Unearned premiums                      450,511            437,883
            Accounts payable and accrued
             expenses                               83,275             91,999
            Securities lending
             obligation                            145,505            221,454
            Debt                                   119,625            120,145
            Due to affiliate                         5,353             16,184
                 Total liabilities               2,057,552          2,107,642
    Shareholders' equity:
            Preferred stock, $1 par
             value; authorized 1,000,000
             shares;
                 none issued
            Common stock, $1 par value,
             authorized 80,000,000
             shares;
                 issued 31,381,457 and
                  31,298,532 shares;
                  outstanding 29,983,548
                  and 29,900,623 shares             31,381             31,299
    Additional paid-in capital                     158,271            156,997
    Accumulated other comprehensive income          37,718             60,450
    Retained earnings                              366,870            350,844
    Deferred compensation                             (200)            (2,356)
    Treasury stock, at cost, 1,397,909             (24,487)           (24,487)
                 Total shareholders' equity        569,553            572,747
    Total liabilities and shareholders'
     equity                                     $2,627,105         $2,680,389

     * These financial figures are unaudited.


                                      Harleysville Group Inc. and Subsidiaries
    SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
                                          Quarter ended      Six months ended
                                              June 30             June 30
    (dollars in thousands)                 2004      2003      2004      2003
    Net premiums written*              $223,095  $222,564  $429,121  $437,847
    Statutory surplus *                                    $496,170  $512,070

    Pretax investment income            $21,437   $21,649   $43,079   $43,096
    Related federal income taxes          4,825     5,000     9,689     9,973
    After-tax investment income         $16,612   $16,649   $33,390   $33,123


    SEGMENT INFORMATION
                                          Quarter ended      Six months ended
                                              June 30              June 30
    (dollars in thousands)                 2004      2003      2004      2003
    Revenues:
           Premiums earned:
               Commercial lines        $163,791  $154,118  $326,111  $302,867
               Personal lines            43,861    49,637    88,489    99,717
               Total premiums earned    207,652   203,755   414,600   402,584
           Net investment income         21,437    21,649    43,079    43,096
           Realized investment gains
            (losses)                         59        67    12,547      (366)
           Other                          3,671     4,073     8,235     8,593
           Total revenues              $232,819  $229,544  $478,461  $453,907


    Income before income taxes :
          Underwriting gain (loss):
              Commercial lines         ($16,358)  ($8,767) ($26,006) ($36,773)
              Personal lines                 10    (7,848)   (4,850)  (15,742)
              SAP underwriting loss     (16,348)  (16,615)  (30,856)  (52,515)
          GAAP adjustments                4,865     4,925     4,885     9,021
               GAAP underwriting loss   (11,483)  (11,690)  (25,971)  (43,494)
          Net investment income          21,437    21,649    43,079    43,096
          Realized investment gains
           (losses)                          59        67    12,547      (366)
          Other                             839     1,504     2,407     3,419
          Income before income taxes    $10,852   $11,530   $32,062    $2,655

    Income taxes on net investment
     income                              $4,825    $5,000    $9,689    $9,973
    Income tax on remaining loss         (3,701)   (3,538)   (3,848)  (14,146)
          Total income taxes (benefit)   $1,124    $1,462    $5,841   ($4,173)

    Effective tax rate on:
          Net investment income           22.5%     23.1%     22.5%     23.1%
          Net income                      10.4%     12.7%     18.2%      N/M

    These financial figures are unaudited.

    * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.


                                      Harleysville Group Inc. and Subsidiaries
    STATUTORY DATA BY LINE OF BUSINESS*

                                           Quarter ended      Six months ended
                                              June 30              June 30
    (dollars in thousands)                 2004      2003      2004      2003

    Net premiums written:

    Commercial:
          Automobile                    $62,367   $59,041  $119,128  $114,284
          Workers' compensation          24,172    27,538    50,912    60,311
          Commercial multi-peril         76,805    68,944   145,003   133,756
          Other commercial               16,681    17,370    33,162    35,079

         Total commercial              $180,025  $172,893  $348,205  $343,430

    Personal:
          Automobile                    $23,459   $28,998   $46,660   $58,595
          Homeowners                     16,514    17,995    29,482    31,467
          Other personal                  3,097     2,678     4,774     4,355

         Total personal                 $43,070   $49,671   $80,916   $94,417

    Total personal and commercial      $223,095  $222,564  $429,121  $437,847


    Combined ratios:

    Commercial:
          Automobile                     104.7%     94.4%    103.9%     95.1%
          Workers' compensation          122.2%    120.9%    122.5%    157.1%
          Commercial multi-peril         105.5%    105.1%    105.3%    102.0%
          Other commercial                95.4%     78.4%     88.5%     81.0%

         Total commercial                106.7%    101.7%    105.7%    107.8%

    Personal:
          Automobile                     110.9%    116.1%    114.6%    116.8%
          Homeowners                      86.0%    113.9%     97.6%    118.7%
          Other personal                  83.6%    123.8%    112.3%    118.8%

         Total personal                  100.6%    115.8%    108.4%    117.5%

    Total personal and commercial        105.4%    105.2%    106.3%    110.2%


    Losses paid                        $142,655  $125,734  $276,715  $254,371

    Net catastrophe losses incurred      $1,262    $3,586    $3,887    $7,235

     These financial figures are unaudited.

     * Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance
       Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.

SOURCE  Harleysville Group Inc.
    -0-                             07/29/2004
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com/
    /Web site:  http://www.harleysvillegroup.com /
    (HGIC)

CO:  Harleysville Group Inc.
ST:  Pennsylvania
IN:  INS
SU:  ERN CCA